Exhibit 32
SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL
OFFICER
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Graham Holdings Company (the “Company”) on Form 10-Q for the period ended June 30, 2017 (the “Report”), Timothy J. O'Shaughnessy, Chief Executive Officer of the Company and Wallace R. Cooney, Senior Vice President-Finance of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy J. O’Shaughnessy
Timothy J. O’Shaughnessy
Chief Executive Officer
August 2, 2017

/s/ Wallace R. Cooney
Wallace R. Cooney
Senior Vice President–Finance
August 2, 2017